Exhibit 10.43

VOYA
DEFERRED COMPENSATION SAVINGS PLAN
Amended and Restated Effective as of January 1, 2020

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TABLE OF CONTENTS

ARTICLE 1.	ESTABLISHMENT AND PURPOSE	1
1.1	Purpose of the Plan	1
1.2	Applicability of the Plan	1

ARTICLE 2.	DEFINITIONS	2
2.1	Account	2
2.2	Affiliate	2
2.3	Beneficiary	2
2.4	Code	2
2.5	Company	3
2.6	Compensation	3
2.7	Compensation Threshold	3
2.8	Distribution Election	3
2.9	Employee	3
2.10	Employer	3
2.11	Enrollment Process	3
2.12	ERISA	3
2.13	401(k) Savings Plan	4
2.14	Grandfathered Plan	4
2.15	Investment Fund or Investment Funds	4
2.16	Participant	4
2.17	Plan	4
2.18	Plan Administrator	4
2.19	Plan Year	4
2.20	Restoration Match Contribution	4
2.21	Salary	5
2.22	Specified Employee	5
2.23	Spillover Match Contribution	5
2.24	Termination of Employment	5
2.25	Valuation Date	5
2.26	Variable Compensation	5
2.27	Years of Service	6

Article 3.	ELIGIBILITY AND PARTICIPATION	6
3.1	Eligibility	6
3.2	Participation	6

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ARTICLE 4.	DEFERRALS AND COMPANY MATCH	8
4.1	Amount of Deferral	8
4.2	Restoration Match Contribution and Spillover Match Contribution	9
4.3	Vesting	9
4.4	Length of Deferral Period	10
4.5	Form of Payment	10
4.6	No Revocation of Deferral Election	11

ARTICLE 5.	PARTICIPANT ACCOUNTS	12
5.1	Investment Elections	12
5.2	Valuation of Participant Accounts	13

ARTICLE 6.	PAYMENT OF ACCOUNTS	14
6.1	Payments to a Participant	14
6.2	Payments to a Beneficiary	15
6.3	Financial Hardship Withdrawal	15
6.4	Payments to Specified Employees	16

ARTICLE 7.	ADMINISTRATION	16
7.1	Administration	16
7.2	Appeal from a Claim Denial	16
7.3	Tax Withholding	17
7.4	Expenses	18
7.5	Account Corrections	18

ARTICLE 8.	ADOPTION OF THE PLAN BY AN AFFILIATE; AMENDMENT AND TERMINATION OF THE PLAN	18
8.1	Adoption of the Plan by an Affiliate	18
8.2	Amendment and Termination	18

ARTICLE 9.	MISCELLANEOUS PROVISIONS	19
9.1	No Contract of Employment	19
9.2	Financing	19
9.3	Unsecured Interest	19
9.4	Nontransferability	19
9.5	Severability	20
9.6	Compliance with Code Section 409A	20
9.7	Applicable Law	20
9.8	Lost Distributees	20
9.9	Historical Plan Provisions	20

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GLG-676432.6

VOYA
DEFERRED COMPENSATION SAVINGS PLAN
Amended and Restated Effective as of January 1, 2020

ARTICLE 1.
ESTABLISHMENT AND PURPOSE

1.1	Purpose of the Plan
Effective January 1, 2005, Voya Services Company (formerly known as ING North America Insurance Corporation) (the “Company”) amended, restated and renamed the ING Americas Deferred Compensation Savings Plan (“Grandfathered Plan”) as the ING Insurance Americas 409A Deferred Compensation Plan (the “Plan”). On September 11, 2013, the Plan was renamed the “ING U.S. 409A Deferred Compensation Savings Plan,” and again on July 17, 2014, the Plan was renamed the “Voya Deferred Compensation Savings Plan.” The Plan is now amended and restated in its entirety effective January 1, 2020.

The Plan is a nonqualified deferred compensation plan that is comprised of two separate components. One component provides benefits attributable solely to the benefits that would have been provided to employees under the Voya 401(k) Savings Plan but for the application of Code Sections 401(a)(17) or 402(g) (as increased for cost of living), which is sometimes referred to as a “spillover plan” or “mirror plan”. The other component provides for deferrals and a matching contribution on certain deferrals made under the Plan.

The Plan shall be maintained as an unfunded plan of deferred compensation for a select group of management or highly compensated employees. The Plan is intended to be a “top hat” plan that is exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

The Plan applies to deferrals and contributions made on or after January 1, 2005. For amounts deferred to the Plan or attributable to Plan participation on or after January 1, 2005, the Plan, as amended and restated, is intended to reflect the provisions of Code Section 409A and the transition rules contained in Notice 2005-1 and subsequent Notices and releases. Amounts deferred and vested in the Grandfathered Plan prior to January 1, 2005, shall continue to be governed by the Grandfathered Plan as in effect on December 31, 2004 and shall be treated as “grandfathered” for purposes of Code Section 409A.

1.2	Applicability of the Plan
The provisions of the Plan, as set forth herein, are applicable only to Employees who are employed by an Employer on or after January 1, 2005 and who elect to participate in the Plan on and after that date and with respect to the portion of their Account attributable to deferrals and participation on and after January 1, 2005. The terms of the Grandfathered

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Plan, as in effect on December 31, 2004, shall continue to apply to all former employees and Participants who had or have an account under the Grandfathered Plan, including a Participant with a “prior plan account” under the Grandfathered Plan. These amounts shall be treated as “grandfathered” accounts for purposes of Code Section 409A.

ARTICLE 2.
DEFINITIONS
Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized herein. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.

2.1	Account
Account means the bookkeeping account maintained for each Participant that represents the Participant’s total interest under the Plan as of any Valuation Date. An Account may consist of one or more sub-accounts, including but not limited to, the Spillover Sub-Account, the Deferral Sub-Account, and the Restoration Match Sub-Account.

2.2	Affiliate
Affiliate means any corporation, association, joint venture, proprietorship, or partnership while it is connected with the Company through stock ownership, common control, membership in an affiliated service group, or otherwise within the meaning of Code Sections 414(b), (c), (m), and (o).

2.3	Beneficiary
Beneficiary means the person or persons designated by the Participant to receive any benefits payable from the Participant’s Account as a result of his or her death. Each Participant shall designate his or her Beneficiary (or change this designation) at a time and in a manner specified by the Plan Administrator. To be effective, a properly completed beneficiary designation form must be on file with the Plan Administrator at the time of the Participant’s death. If no person is designated as a Beneficiary, if a designation is revoked, if a designation is ineffective for any reason, or if no designated Beneficiary survives the Participant, the Beneficiary shall be the Participant’s estate.

2.4	Code
Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular Section of the Code shall also include the regulations promulgated under such Section.

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2.5	Company
Company means Voya Services Company or any successor thereto that adopts and continues the Plan. Prior to September 1, 2014, the name of the Company was ING North America Insurance Corporation.

2.6	Compensation
Compensation means the Participant’s “compensation” for purposes of the 401(k) Savings Plan determined without regard to the limitations of Code Section 401(a)(17), as increased for cost of living.

2.7	Compensation Threshold
Compensation Threshold means an amount determined by the Company in its sole discretion for purposes of determining an Employee’s eligibility to participate in the Plan under Section 3.1 for a Plan Year.

2.8	Distribution Election
Distribution Election means the date and form a Participant elects to have payments of his or her Account made pursuant to Section 4.5, as in effect from time to time.

2.9	Employee
Employee means any person employed by an Employer.

2.10	Employer
Employer means the Company, the Affiliates listed on Attachment A and any other Affiliate that adopts the Plan with the approval of the Company.

2.11	Enrollment Process
Enrollment Process means the process established by the Plan Administrator for use by a Participant in electing to participate in the Plan for a Plan Year pursuant to Section 3.2, with such process requiring the Participant to specify the type and amount to be deferred and duration of that deferral.

2.12	ERISA
ERISA means the Employee Retirement Income Security Act of 1974, as amended or as it may be amended from time to time. A reference to a particular Section of ERISA shall also include the regulations promulgated under such Section.

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2.13	401(k) Savings Plan
401(k) Savings Plan means the Voya 401(k) Savings Plan, as in effect from time to time.

2.14	Grandfathered Plan
Grandfathered Plan means the ING Americas Deferred Compensation Savings Plan, as in effect on December 31, 2004.

2.15	Investment Fund or Investment Funds
Investment Fund or Investment Funds means any fund or funds designated by the Plan Administrator as investment benchmark options available to the Participants in the Plan for purposes of determining the hypothetical investment gains or losses credited to Participant Accounts. The Plan Administrator shall have the sole and absolute discretion to establish and terminate Investment Funds at any time as it may deem appropriate or necessary.

2.16	Participant
Participant means an Employee who has satisfied the participation requirements described in Section 3.2.

2.17	Plan
Plan means the Voya Deferred Compensation Savings Plan, as amended and restated effective January 1, 2020, as it may be amended from time to time.

2.18	Plan Administrator
Plan Administrator means the Company or its delegate that is responsible for the administration and operation of the Plan.

2.19	Plan Year
Plan Year means the calendar year.

2.20	Restoration Match Contribution
Restoration Match Contribution means the amount the Company contributes to the Plan which equals the product of (i) and (ii), where (i) is the percentage limit on “compensation” for purposes of the “matching contribution” under Section 4.4 of the 401(k) Savings Plan, and (ii) is the amount a Participant defers to the Plan under Sections 4.1(a), (b), or (c).

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2.21	Salary
Salary means the Employee’s regular base salary from the Employer, exclusive of any Variable Compensation, and determined before reduction for amounts deferred pursuant to a nonqualified deferred compensation plan, including but not limited to the Plan, and before reduction for any contributions made on the Participant’s behalf under a plan maintained by the Company or an Affiliate under Code Sections 125, 132(f) or 401(k).

2.22	Specified Employee
Specified Employee means those key employees (as that term is defined in Code Section 416(i)(1)) identified pursuant to the procedures established by the Company, which shall be based on Compensation determined as of December 31 of each calendar year and determined and documented no later than March 31 of the immediately following calendar year.

2.23	Spillover Match Contribution
Spillover Match Contribution means the amount the Company contributes to the Plan pursuant to Section 4.2(b), or such other amount as determined by the Company.

2.24	Termination of Employment
Termination of Employment means the date a Participant has a termination of employment. For these purposes, a termination of employment shall be deemed to occur if the level of bona fide services the Participant is reasonably anticipated to perform is permanently decreased to no more than 20% of the level of services provided over the immediately preceding 36-month period (or the full period of service the Participant provided to his or her Employer), with such 36-month period beginning on the date immediately preceding the date on which such change in the level of services occurs. For purposes of determining whether a termination of employment has occurred, services provided as an independent contractor shall be considered services as an employee, as shall any service to any Affiliate. For the avoidance of doubt, a Participant shall not be considered to have incurred a Termination of Employment unless such Termination of Employment constitutes a “separation from service” as that term is defined in Code Section 409A.

2.25	Valuation Date
Valuation Date means each day on which the New York Stock Exchange is open for business.

2.26	Variable Compensation
Variable Compensation means any short-term incentive plan award (including but not limited to incentive compensation, commission-based compensation and/or bonus but

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excluding sign-on bonuses, expense reimbursements or any similar type payments made by the Employer) payable to a Participant on account of services performed by the Participant.

2.27	Years of Service
Years of Service means a Participant’s years of employment with the Company or an Affiliate measured from his or her hire date and anniversaries of that date.

ARTICLE 3.
ELIGIBILITY AND PARTICIPATION

3.1	Eligibility
An Employee shall be eligible to participate in the Plan for a Plan Year if he or she:

a.
has annual Salary equal to or greater than the applicable Compensation Threshold for the Plan Year, as indicated on the Employer’s payroll records as of the first day of May of the preceding Plan Year; or

b.
participates in a commission compensation plan and the sum of his or her actual Salary plus actual commission earnings are equal to or greater than the applicable Compensation Threshold for the Plan Year, as indicated in the payroll records of the Employer during the 12-month period beginning on May 1 and ending on the following April 30 immediately preceding the Plan Year; or

c.
is hired during a Plan Year with an annual Salary equal to or greater than the applicable Compensation Threshold for the Plan Year, as indicated on the Employer’s payroll records, provided that such an Employee shall not become eligible to participate in the Plan until the first day of the month following the month in which the Employee is hired.

Eligibility for participation in the Plan does not guarantee actual participation. Notwithstanding the foregoing, the Company may establish eligibility criteria that takes into account compensation payable by an Affiliate for an Employee who is assigned by an Employer to an Affiliate located outside of the U.S.

3.2	Participation

a.
Election to Participate in the Plan. An eligible Employee may elect, in the manner and using the Enrollment Process established by the Plan Administrator, to participate in the Plan for a Plan Year by properly completing the Enrollment Process. The Enrollment Process is an on-line process which requires the eligible

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Employee to make certain elections and to complete certain forms maintained electronically. To commence participation, an eligible Employee must timely complete the Enrollment Process and provide and/or return any other documents required by the Plan Administrator for participation. To be timely, a Participant must complete the Enrollment Process no later than the enrollment period cutoff date established by the Plan Administrator, which cutoff date with respect to a Plan Year cannot be later than December 31 of the immediately preceding Plan Year with respect to participation in the immediately following Plan Year. Notwithstanding the foregoing: (A) with respect to deferrals of amounts earned in a Plan Year which constitute “performance-based compensation” under Code Section 409A, the cutoff date cannot be later than June 30 of such Plan Year, provided that the Employee has performed services continuously from the date the respective performance criteria for such amounts are established through the date the Employee completes the Enrollment Process; and (B) for an Employee who is a new hire during a Plan Year, the cutoff date cannot be later than 30 days after the first date such Employee becomes eligible to participate in the Plan under Section 3.1(c), provided that any such Employee’s election shall apply only with respect to compensation for services performed subsequent to such election. After the end of the applicable enrollment period, an election to participate may not be changed or revoked, although the timing and form of distribution may be changed in accordance with the provisions of Section 4.4. For clarification purposes only, sales-based commission compensation is treated as earned in the Plan Year in which the customer remits the payment to which the sales-based commission compensation relates, and investment commission compensation is treated as earned over the 12 months preceding the date as of which the overall value of the assets or asset accounts is determined for purposes of calculating such commission. The cutoff date for a Participant’s election to defer a portion of such commission compensation cannot be later than December 31 of the Plan Year immediately preceding the Plan Year in which commission compensation is earned.

b.
Changes in Elections to Participate in the Plan. Notwithstanding anything herein to the contrary, the Plan Administrator may provide for changes in elections to participate, and amounts to be deferred to the Plan, that are in addition to the annual Enrollment Process, provided such ability to change elections is made available to all eligible Employees and such election changes comply with all provisions of the Code, including but not limited to, Code Section 409A. To be effective, an eligible Employee must complete the process of changing an election to participate or deferral amount within the time period established for such election changes.

c.
Commencement of Participation. Participation for a Plan Year shall commence as of the first day of the Plan Year to which the Enrollment Process applies, or in the case of a new hire during the Plan Year, as soon as practicable after he or she completes the Enrollment Process for such Plan Year.

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d.
Duration of Participation. A Participant must elect to participate in the Plan annually; provided, however, the Plan Administrator may establish rules that permit an election under Sections 3.2(a), 3.2(b) and 3.2(c) to remain in effect for subsequent Plan Years. In the absence of any such rules, an election to participate for a Plan Year shall not apply with respect to any subsequent Plan Year. An eligible Employee who elects not to participate in the Plan for a Plan Year will not be enrolled in any subsequent Plan Year unless he or she affirmatively elects participation for such subsequent Plan Year in accordance with Section 3.2(a). A Participant who fails to meet the eligibility requirements under Section 3.1 for a Plan Year shall not be eligible to defer compensation under the Plan for such Plan Year. A Participant who transfers to an Affiliate who has not adopted the Plan shall not be eligible to defer compensation under the Plan for any future Plan Year during which he or she is not employed by an Employer. For the avoidance of doubt, a Participant’s failure to meet the eligibility requirements of Section 3.1 during a Plan Year shall not result in the cancellation of such Participant’s irrevocable deferral election in effect for such Plan Year. A Participant who is not eligible to defer compensation under the Plan for a Plan Year shall retain all the rights described under the Plan, except the right to have additional deferrals or matching contributions credited to his or her Account as provided for in Section 4.1.

ARTICLE 4.
DEFERRALS AND COMPANY MATCH

4.1	Amount of Deferral
For each Plan Year, in accordance with rules established by the Plan Administrator, a Participant may elect to defer (in whole percentages):

a.
Salary Deferrals. Up to 50 percent (50%) or a specified dollar amount (in whole dollars that does not exceed 50 percent (50%) of Salary) of the Salary that would otherwise be payable to the Participant during the Plan Year;

b.	Commission Compensation. A Participant may defer up to 50% of his or her commission compensation earned by the Participant in the Plan Year; and/or

c.
Short-Term Variable Compensation. Up to 100 percent (100%) in whole percentages of the Variable Compensation consisting of short-term incentive payments, excluding commission payments (which deferral shall be limited as specified in Section 4.1(b)); and/or

d.	Spillover Deferrals. An amount between 1 percent (1%) and 20 percent (20%) in whole percentages of Compensation. Spillover deferrals will commence upon a

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Participant reaching the maximum deferral amount under Code Section 402(g) (as increased for cost of living) or having reached the compensation limit under Code Section 401(a)(17) (as adjusted for cost of living) in the 401(k) Savings Plan, such that the Participant is no longer permitted to make deferral contributions to the 401(k) Savings Plan. For this purpose, catch-up and rollover contributions made by the Participant to the 401(k) Savings Plan are not taken into account. For the avoidance of doubt, the amount of a spillover deferral for any pay period shall be determined without regard to a reduction to the Participant’s Compensation for such pay period as a result of deferrals made under this Section 4.1(d).

Each deferral made under this Section 4.1 shall be credited to the Participant’s Account as soon as administratively practicable after the date on which the amount deferred would have been paid to the Participant.

4.2	Restoration Match Contribution and Spillover Match Contribution

a.
Restoration Match Contribution. For each Plan Year, each Participant who has elected deferrals pursuant to Sections 4.1(a), (b) and (c) shall have credited to his or her Account a Restoration Match Contribution.

b.
Spillover Match Contribution. For each Plan Year, each Participant who has elected deferrals pursuant to Section 4.1(d) shall have credited to his or her Account a Spillover Match Contribution in the amount, if any, that would have been credited to the Participant’s matching account under the 401(k) Savings Plan as if (i) the Plan Section 4.1(d) deferrals had been credited to the 401(k) Savings Plan instead, (ii) “compensation” as defined in the 401(k) Savings Plan included deferrals pursuant to Section 4.1(d), and (iii) the limitation on compensation under Code Section 401(a)(17) and the limit on contributions under Code Section 402(g) (each as in effect for the Plan Year) were not applicable. For the avoidance of doubt, the amount of a Spillover Match Contribution for any pay period shall not exceed the amount, if any, equal to the difference between: (A) the product of the percentage limit on “compensation” for purposes of the “matching contribution” under Section 4.4 of the 401(k) Savings Plan, times the Participant’s Compensation for such pay period; minus (B) the “matching contribution” actually contributed to the 401(k) Savings Plan for such pay period.

c.
Credit to Accounts. Restoration Match Contributions and Spillover Match Contributions shall be credited to the Participant’s Account as soon as administratively practicable after the date on which the contributions under Sections 4.1(a), (b), (c) and (d) have been credited to the Participant’s Account.

d.
Annual Match Limit. Notwithstanding anything in this Plan to the contrary, the Restoration Match Contributions and Spillover Match Contributions credited to a Participant’s Account in a Plan Year shall not exceed the amount which equals the product of (i) and (ii), where (i) is the percentage limit on “compensation” for

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purposes of the “matching contribution” under Section 4.4 of the 401(k) Savings Plan, and (ii) is the amount equal to two (2) times the Code Section 401(a)(17) limit in effect for the Plan Year.

4.3	Vesting
A Participant shall, at all times, be one hundred percent (100%) vested in his or her Account.

4.4	Length of Deferral Period

a.
General Rule. Except as provided in Subsection 4.4(b) and Section 6.1 below, payment of a Participant’s Account shall begin as soon as administratively practicable (on a regularly scheduled payroll date of the Company) following the Participant’s Termination of Employment. Payment shall be made in the form elected by the Participant under Section 4.5; but in no event later than sixty (60) days from the date payment is required to be made. Consent of the Participant to such payment shall not be required.

b.
In-Service Distribution Election. At the time a Participant completes the Enrollment Process, he or she may specify a deferral period that will end as of a specified date that is at least two (2) years after the date on which the deferral election takes effect, but may not be later than the date on which the Participant attains age 65. If the Participant makes an election under this Section 4.4(b), the portion of the balance allocated to the Participant’s Account as a result of the deferral election with respect to which the Participant elected an in-service distribution date shall be distributed to the Participant on this stated distribution date, provided such Participant has not incurred a Termination of Employment prior to such elected distribution date. Notwithstanding the foregoing provisions of this Section 4.4(b), a Participant’s Account shall be distributed to him or her on his or her Termination of Employment if such date occurs prior to the in-service distribution date elected by the Participant or as subsequently changed pursuant to Subsection 4.4(c). A Participant may elect a different distribution date for each Plan Year.

c.
Revised Distribution Election. A Participant may elect to change a deferral period previously elected under Subsection 4.4(b) above and subject to Code Section 409A, by filing with the Plan Administrator, or a person designated by the Plan Administrator to accept such election, the form provided for this purpose by the Plan Administrator (which may be an electronic form), with such form specifying the revised deferral period which must be no less than five (5) calendar years from the distribution date as most recently in effect. This election to change the deferral period must be made no later than at least one year and one day before the original payment date in his or her Distribution Election, or if applicable, the Participant’s revised Distribution Election, and to be effective, the

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Participant must be employed by the Company or an Affiliate on the revised payment date. If an election for a revised payment date is ineffective for any reason, the Participant’s most recent Distribution Election that was timely made and was effective shall govern the distribution. A Participant shall not be permitted to accelerate his or her time of distribution under this Section 4.5.

4.5	Form of Payment

a.
Distribution Election. At the time a Participant elects to participate in the Plan, he or she shall elect the form in which his or her Account shall be distributed at Termination of Employment or at the date specified for an in-service distribution. The Participant may elect either:

(1)	a lump sum payment, payable as soon as administratively practicable on a Company regularly scheduled payroll date following the applicable distribution date under Section 4.4; or

(2)
monthly or annual installments over a period of 5 or 10 years, as elected by the Participant, commencing as soon as administratively practicable on a Company regularly scheduled payroll date following the applicable distribution date under Section 4.4.

The form of payment is subject to the provisions of Section 6.1. If a Participant fails to make an election or his or her election is for any reason invalid or ineffective, and he or she does not have a prior valid election under the Plan, his or her Account shall be distributed in a lump sum cash payment.

b.
No Acceleration of Payment. A Participant shall not be permitted to accelerate his or her distribution under this Section 4.5; provided, however, that if the Plan Administrator so determines, in its sole and absolute discretion, that such acceleration is permitted under Code Section 409A, then such acceleration shall be permitted.

4.6	No Revocation of Deferral Election
After the end of the later of (a) the annual enrollment period, or (b) for a new hire, the date a newly hired Employee timely elects to participate in the Plan, a Participant may not increase, decrease, or terminate his or her Deferral Election for that Plan Year. Notwithstanding anything herein to the contrary, the Plan Administrator may provide for changes in deferral elections, provided such ability to change deferral elections is made available to all eligible Employees and such election changes comply with all provisions of the Code, including but not limited to, Code Section 409A. By way of example only, the Plan Administrator may provide for eligible Employees to change the amount of Salary to be deferred in a Plan Year provided such election is made available to all

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eligible Employees with the election period ending no later than December 31 of the Plan Year immediate preceding the Plan Year in which the Salary is to be deferred.

ARTICLE 5.
PARTICIPANT ACCOUNTS

5.1	Investment Elections

a.
Deemed Investment of Accounts. The Plan Administrator may from time to time select a fixed interest rate that shall be credited to Participants’ Accounts or Investment Funds that shall serve as hypothetical investment options for an Account. The Plan Administrator may establish limits on the portion of an Account that may be hypothetically invested in any Investment Fund or in any combination of Investment Funds. To the extent the Plan Administrator permits Participants to select from Investment Funds, each Participant may elect to deem amounts credited to his or her Account to be invested in any one or more of the Investment Funds in 1 percent (1%) increments, as specified by the Participant. A Participant shall make this election at a time, and in a manner, specified by the Plan Administrator. There is no requirement that the Company or Plan Administrator actually invest funds in any Investment Fund or other investment. In the event the Company determines, in its sole and absolute discretion, to invest funds in one or more investments in connection with the Plan, the assets shall remain the sole property of the Company.

b.
Changes of Deemed Investment Funds. To the extent the Plan Administrator permits Participants to select among Investment Funds, each Participant may elect, no more frequently than each calendar quarter (or such other time period as established by the Plan Administrator), to change the amounts deemed invested in any Investment Fund to any one or more of the other Investment Funds in 1 percent (1%) increments, or in whole dollar increments, at any time by giving notice of such transfer to the Plan Administrator (or its designee) at a time, and in a manner, specified by the Plan Administrator. This transfer shall be effective as soon as administratively feasible following the end of the quarter in which the transfer election is properly made by the Participant.

c.
Deemed Investment In Voya Stock. Notwithstanding anything in this Section 5.1 to the contrary, the following rules apply to hypothetical investments in Voya Stock. A Participant’s Accounts may be hypothetically invested in Voya Stock or in other investment options, as directed by the Participant, provided, however, that a Participant’s hypothetical investments may not exceed the limitations described herein. A Participant may elect to direct the hypothetical investment of no more than twenty percent (20%) of the value of each Plan credit to such Participant’s Account in Voya Stock. Further, a Participant may not direct hypothetical investment transfers into the Voya Stock fund if, as a result of such hypothetical

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investment transfer, more than twenty percent (20%) of the value of the Participant’s Account would be deemed to be invested in the Voya Stock fund. Changes in investment performance that result in the value of the Participant's deemed investment in the Voya Stock fund exceeding twenty percent (20%) of the value of such Participant’s Account shall not be deemed to exceed Voya Stock investment limitations as described herein.

For purposes of this Plan, “Voya Stock” means shares of the common stock of Voya Financial, Inc., a Delaware corporation, and any successor thereof.

d.
Deemed Investment In ING Groep Stock. Notwithstanding anything in this Section 5.1 to the contrary, as of September 6, 2014, no additional hypothetical investments in ING Groep Stock may be made under the Plan, either through hypothetical investment transfers or from hypothetical new Plan credits. Hypothetical investments in ING Groep Stock fund made prior to September 6, 2014, shall be grandfathered. From September 1, 2013 to September 5, 2014, the following rules applied to the hypothetical investments in ING Groep Stock fund. A Participant could elect to direct the hypothetical investment of no more than twenty percent (20%) of the value of each Plan credit to such Participant's Account in the ING Groep Stock fund. Further, a Participant could not direct hypothetical investment transfers into the ING Groep Stock fund if, as a result of such hypothetical investment transfer, more than twenty percent (20%) of the value of the Participant's Account would be deemed to be invested in the ING Groep Stock fund. Hypothetical investment of a Participant's Account in the ING Groep Stock fund in excess of twenty percent (20%) of the value of a Participant’s Account, with respect to deemed investments made on or prior to September 30, 2013, were grandfathered. Changes in investment performance that result in the value of the Participant’s deemed investment in the ING Groep Stock fund exceeding twenty percent (20%) of the value of such Participant’s Account shall not be deemed to exceed the investment limitations as described herein.

For purposes of this Plan, “ING Groep Stock” means American Depository Shares of ING Groep N.V., a Netherlands corporation, and any successor thereof, each of which represents one ordinary share of common stock.

5.2	Valuation of Participant Accounts
As of each Valuation Date, the Plan Administrator (or its designee) shall value all Accounts under the Plan, and allocate gains and losses among the Accounts, and process additions and withdrawals to and from the Accounts, in the following manner:

a.
Accounting for Deemed Investment Gains or Losses. The Plan Administrator (or its designee) shall first credit the Account with the deemed fixed interest rate selected by the Plan Administrator for such Plan Year. If the Plan Administrator has permitted the Participants to select from Investment Funds, each Account

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shall be adjusted each Valuation Date by applying the closing market price of the Investment Funds on the current Valuation Date to the share/unit balance of the Investment Funds as of the close of business on the current Valuation Date.

b.	Accounting for Contributions and Distributions. The Plan Administrator (or its designee) shall then account for any contributions or distributions made to or from the Account.

ARTICLE 6.
PAYMENT OF ACCOUNTS

6.1	Payments to a Participant

a.	General Rule. Except as otherwise provided in Subsection 6.1(c) and Section 6.4, the Participant’s Account shall be distributed in the form and at the time elected by the Participant under Article 4.

b.	Cash Payments Only. All Plan payments shall be made exclusively in cash; no in-kind distributions shall be permitted.

c.	Exception. Regardless of any election made under Article 4, and without requiring Participant consent:

(1)
if a Participant has fewer than five (5) Years of Service at the time the Participant incurs a Termination of Employment, or the value of a Participant’s Account is less than $50,000, the Participant’s Account shall be paid to him or her in a single lump sum distribution as soon as practicable, but in no event more than 60 days, following the Participant’s Termination of Employment date; or

(2)
if a Participant has at least five (5) Years of Service at the time the Participant incurs a Termination of Employment, and the value of the Participant’s Account is equal to or greater than $50,000, his or her Account shall be paid in accordance with his or her current and effective Distribution Election, with such payment being made no later than 60 days following the distribution date.

Notwithstanding the foregoing, with respect to any election made under Article 4 prior to May 29, 2018 by a Participant who (i) had at least five (5) Years of Service but less than ten (10) Years of Service at the time such election became effective, (ii) has fewer than ten (10) Years of Service at the time the Participant incurs a Termination of Employment, and (iii) the value of the Participant’s Account is equal to or greater than $50,000, the portion of his or her Account attributable to such election shall be paid as soon as practicable, but in no event

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more than 60 days following the Participant’s Termination of Employment date, in the form previously elected by the Participant, over a period not to exceed five (5) years.

d.
Transfer to a Non-Participating Affiliate or to Independent Contractor or Career Agent Status. In the event a Participant leaves the employment of a participating Employer, and becomes employed by an Affiliate that has not adopted the Plan, or changes from Employee to Independent Contractor or Career Agent status, such Participant shall not be considered to have incurred a Termination of Employment unless such transfer or change in status constitutes a “separation from service” as that term is defined in Code Section 409A.

6.2	Payments to a Beneficiary
If a Participant dies before his or her Account has been completely distributed to him or her, the remaining balance shall be distributed to the Participant’s Beneficiary in a single lump sum cash payment as soon as administratively practicable following the date of the Participant’s death, but in no event later than the last day of the Plan Year commencing after the Plan Year in which the Participant’s death occurs. The lump sum payment shall include the pro rata interest or earnings amount which has accrued since the last Valuation Date.

6.3	Financial Hardship Withdrawal

a.
Financial Hardship. Generally, a Participant may not receive a distribution from the Plan prior to the applicable distribution date under Section 4.5. However, the Plan Administrator may, in its sole and absolute discretion, allow a Participant to withdraw all or part of his or her Account in the event of an unforeseen financial hardship, as defined in Section 6.3(b). The amount withdrawn may not exceed the amount needed to satisfy the financial hardship, including all applicable income taxes payable on such amount. A Participant must exhaust all other potential sources of funds to the extent required by Code Section 409A.

b.
Definition of Financial Hardship. For purposes of the Plan, a “financial hardship” is an unforeseeable financial emergency resulting from a sudden and unexpected illness of the Participant, his or her spouse or dependent (as defined in Code Section 152(a)), loss of the Participant’s or his or her beneficiary’s property due to a casualty, or other similar circumstances arising from events that are beyond the Participant’s control, as determined in the sole discretion of the Plan Administrator, taking into account the requirements of Code Section 409A. In applying the provisions of this Section 6.3, there is no requirement that the Plan Administrator treat all Participants equally or that a hardship distribution be approved by the Plan Administrator.

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6.4	Payments to Specified Employees
Notwithstanding any provision in this Plan to the contrary, payments to a Specified Employee upon a Termination of Employment shall not be made until the expiration of six (6) calendar months from the date of his or her Termination of Employment date (or, if earlier, the date of his or her death), and the value of such Participant’s Account shall be adjusted to reflect investment earnings during this period. Payments that would otherwise be made or commence during this period of delay shall be paid or commence on the first day of the seventh month following the Participant’s Termination of Employment (or, if earlier, the date of the Participant’s death).

ARTICLE 7.
ADMINISTRATION

7.1	Administration
The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules and procedures for the administration of the Plan and the transaction of the Plan’s business. The Plan Administrator shall have the exclusive authority and discretion to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit. The Plan Administrator or anyone duly appointed by the Plan Administrator, shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion. All findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan, and shall be given the maximum possible deference allowed by law. The Plan Administrator may provide for the use of electronic means for transmittal of information, transmission of elections and similar purposes and an electronic signature shall be considered a “wet” signature for all purposes of the Plan.

7.2	Appeal from a Claim Denial
If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given written notice of the denial. This notice shall be furnished in writing or electronically, within a reasonable period of time after receipt of the claim for benefits by the Plan Administrator. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension (which shall not exceed 90 days) shall be furnished to the claimant.

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This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

a.	the specific reasons for the denial;

b.	specific reference to the Plan provisions on which the denial is based;

c.	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

d.
an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Plan Administrator, within 60 days after the notice has been received, a written request for the review;

e.
an explanation that if an appeal is requested, the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d);

f.	statement of the claimant’s right to bring suit under ERISA; and

g.	such other information as may be required under ERISA.

The decision of the Plan Administrator upon review shall be made promptly and not later than 60 days after the Plan Administrator’s receipt of the request for review, unless special circumstances require an extension of time for processing. In this case the claimant shall be so notified, and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be communicated in writing or electronically, shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, a statement that the claimant is entitled to receive pertinent documents and information, a statement that the claimant may bring suit under ERISA, and such other information as may be required under ERISA. The decision shall be written in a manner calculated to be understood by the claimant. The Participant or his delegate shall not institute any legal proceedings until he or she has exhausted his or her administrative appeal rights under the Plan. Suit must be brought within one calendar year of the date of the written decision of the Plan Administrator or the Participant shall be deemed to waive his or her right to bring suit under ERISA.

7.3	Tax Withholding
The amount deferred by a Participant under Article 4 shall not be subject to applicable Federal, State or local income taxes, but shall be subject to applicable FICA taxes, to the

GLG-676432.6

extent permitted by applicable Federal, State or local law. All payments made from the Plan shall be subject to applicable Federal, State, local and/or foreign income tax withholding, or if applicable, to an amount reasonably determined by the Plan Administrator, the Company or the Employer, as the case may be, to be necessary to cover any Federal, State, local and/or foreign income taxes for which such Participant may be liable and/or that may be assessed with regard to the Plan payment.

7.4	Expenses
All expenses incurred in the administration of the Plan shall be paid by the Company.

7.5	Account Corrections
If an error or omission is discovered in the crediting of contributions to or otherwise in connection with any Account, an appropriate adjustment or correction shall be made to such Account, as determined by the Plan Administrator in its sole and absolute discretion, such that the error or omission is corrected. Such correction may be prospective or retroactive and no Participant consent shall be required with respect to any such correction made by the Plan Administrator.

ARTICLE 8.
ADOPTION OF THE PLAN BY AN AFFILIATE;
AMENDMENT AND TERMINATION OF THE PLAN

8.1	Adoption of the Plan by an Affiliate
An Affiliate may adopt the Plan by appropriate action of its board of directors or authorized officers or representatives, subject to the approval of the Company’s board of directors or its delegate. A list of participating Employers is attached as Attachment A.

8.2	Amendment and Termination
The Company hereby reserves the right to amend, modify, or terminate the Plan at any time, and for any reason or no reason, by appropriate action of its board of directors or its delegate. No amendment or termination shall adversely affect benefits accrued prior to the date of the amendment or termination without the prior written consent of the affected Participant. Notwithstanding anything herein to the contrary, on termination of the Plan, subject to the provisions of Code Section 409A, the Company in its sole and absolute discretion shall determine if distributions of Accounts shall be made and the form of such payments and no Participant consent shall be required with respect to such distribution.

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ARTICLE 9.
MISCELLANEOUS PROVISIONS

9.1	No Contract of Employment
Nothing contained in the Plan shall be construed to give any Participant the right to be retained in the service of an Employer or Affiliate or to interfere with the right of an Employer or Affiliate to discharge a Participant at any time. A Participant shall, at all times, remain an “at will” employee of the Employer.

9.2	Financing
The benefits under the Plan shall be paid solely out of the general assets of the Company, except to the extent they are paid by the Employer employing the Participant. There is no requirement, expressed or implied, that the Company or an Employer set aside any funds to meet benefit payment obligations associated with the Plan. To the extent any such funds are set aside, they shall, at all times, remain the exclusive property of the Company or the Employer, as the case may be.

9.3	Unsecured Interest
No Participant shall have any interest whatsoever in any specific asset of the Company, his or her Employer or an Affiliate. To the extent that any person acquires a right to receive payments under this Plan, this right shall be no greater than the right of any unsecured general creditor of the Company or the Participant’s Employer, as the case may be.

9.4	Nontransferability
In no event shall the Company or an Employer make any payments under the Plan to any assignee or creditor of a Participant or Beneficiary. Prior to the time of payment hereunder, no Participant or Beneficiary shall have any right by way of anticipation or otherwise to assign or otherwise dispose of any interest under the Plan, and any attempt to do so shall be null and void and of no effect. Notwithstanding the foregoing, amounts payable by the Plan may be used to offset amounts owed to the Company or an Employer by the Participant in accordance with Code Section 409A. Consent of the Participant or Beneficiary is not required before the Company or an Employer recovers amounts payable to it under this Section 9.4.

Notwithstanding anything in this Section 9.4 to the contrary and to the extent administratively practicable as determined by the Plan Administrator, the Plan will comply with any court order purporting to divide the benefits payable under this Plan pursuant to a state’s domestic relations laws to the extent permitted by Code Section 409A.

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9.5	Severability
If any provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

9.6	Compliance with Code Section 409A
The Plan is intended to comply with the provisions of Code Section 409A, but in no event does the Company guarantee such compliance. The Plan Administrator has the discretion to interpret and administer the Plan in such a way as to ensure compliance with Code Section 409A irrespective of any election or direction provided by a Participant.

9.7	Applicable Law
Except to the extent preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

9.8	Lost Distributees
Any benefit payable under the Plan shall be forfeited if the distributee to whom payment is due cannot be located; provided, however, that such benefit shall be paid if a claim is made by the distributee within two (2) years of the date the benefit first became payable and before the Plan is terminated. Any claim made after the expiration of the two (2) year period or after the Plan is terminated and final distributions made, shall be forfeited.

9.9	Historical Plan Provisions
Certain historical Plan provisions are included in Attachment B for reference purposes.

**********

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IN WITNESS WHEREOF, Voya Services Company has caused this instrument to be executed by its duly authorized officer effective as of the date specified above.

VOYA SERVICES COMPANY

By: /s/ Howard Greene
Howard Greene

Title:	Senior Vice President of Compensation, Benefits, Human Resources Operations and Employee Relations
Date: 11/25 , 2019

By: /s/ Kim Shattuck
Kim Shattuck
Title:     Vice President, Employee Benefits
Date: 11/26 , 2019

GLG-676432.6

ATTACHMENT A
LIST OF PARTICIPATING EMPLOYERS
FROM JANUARY 1, 2005 FORWARD

PARTICIPATING EMPLOYER	DATES OF PARTICIPATION
Voya Financial Advisors, Inc. (formerly known as Washington Square Securities, Inc. and ING Financial Partners, Inc.)	January 1, 2005 to present
Voya Institutional Plan Services, LLC (formerly known as CitiStreet LLC and as ING Institutional Plan Services, LLC)	January 1, 2005 to present
Voya Investment Management LLC (formerly known as ING Investment Management LLC)	January 1, 2005 to present
Voya Retirement Insurance and Annuity Company (formerly known as Aetna Life Insurance and Annuity Company and as ING Life Insurance and Annuity Company)	January 1, 2005 to present
Voya Institutional Trust Company (formerly known as ING National Trust)	January 1, 2005 to present
Voya Services Company (formerly known as ING North America Insurance Corporation)	January 1, 2005 to present
ReliaStar Life Insurance Company	January 1, 2005 to present
ReliaStar Life Insurance Company of New York	January 1, 2005 to present
Security Life of Denver Insurance Company	January 1, 2005 to present

GLG-676432.6

ATTACHMENT B
HISTORICAL PLAN PROVISIONS

The following provisions are included for historical reference purposes, and all cross-references and capitalized terms not otherwise defined in this Attachment B shall refer to, and have the same meanings as, respectively, the sections and defined terms used in the Plan in effect on January 1, 2020.

1.
Special Additional Spillover Match Contribution effective for the Plan Year beginning January 1, 2010. Notwithstanding the provisions of Section 4.2(b), effective for the Plan Year beginning January 1, 2010, with respect to any Participant who, based on (i) the Participant’s annualized rate of Salary in effect on the date on which the Participant receives payment of a cash bonus under the Company’s Incentive Compensation Plan, (ii) the amount of the cash bonus paid to the Participant under the Company’s Incentive Compensation Plan, and (iii) the Participant’s deferral percentage election in effect under the 401(k) Savings Plan on the date on which the Participant receives payment of a cash bonus under the Company’s Incentive Compensation Plan, would not have earned “compensation” for purposes of the 401(k) Savings Plan at least equal to the amount in effect under Code Section 401(a)(17) for the Plan Year or would not have deferred an amount equal to the limit in effect under Code Section 402(g) if the Participant had remained employed by an Employer throughout the Plan Year, the Employer made an additional Spillover Match Contribution to the Participant’s Account. The amount of this additional Spillover Match Contribution was equal to the additional amount that would have been deferred by the Participant under the 401(k) Savings Plan, subject to the limitations of Code Sections 401(a)(17) and 402(g) if the Participant’s deferral percentage election in effect on the date on which the Participant received payment of a cash bonus under the Company’s Incentive Compensation Plan (or, if less, six percent (6%)) had been applied to that portion of bonus under the Company’s Incentive Compensation Plan that would have been paid to the Participant in cash but, instead, was paid in the form of restricted stock units.

2.
Special Additional Spillover Match Contribution effective for the Plan Year beginning January 1, 2011. Notwithstanding the provisions of Section 4.2(b), effective for the Plan Year beginning January 1, 2011, with respect to any Participant who, based on (i) the Participant’s annualized rate of Salary in effect on the date on which the Participant receives payment of a cash bonus under the ING Insurance US Long Term Sustainable Performance Plan, (ii) the amount of the cash bonus paid to the Participant under the ING Insurance US Long Term Sustainable Performance Plan, and (iii) the Participant’s deferral percentage election in effect under the 401(k) Savings Plan on the date on which the Participant receives payment of a cash bonus under the ING Insurance US Long Term Sustainable Performance Plan, would not have earned “compensation” for purposes of the 401(k) Savings Plan at least equal to the amount in effect under Code Section 401(a)(17) for the Plan Year or would not have deferred an amount equal to the limit in effect under Code Section 402(g) if the Participant had remained employed by an Employer throughout the Plan Year, the Employer made an additional Spillover Match

GLG-676432.6

Contribution to the Participant’s Account. The amount of this additional Spillover Match Contribution was equal to the additional amount that would have been deferred by the Participant under the 401(k) Savings Plan, subject to the limitations of Code Sections 401(a)(17) and 402(g) if the Participant’s deferral percentage election in effect on the date on which the Participant received payment of a cash bonus under the ING Insurance US Long Term Sustainable Performance Plan that would have been paid to the Participant in cash but, instead, was paid in the form of Deferred Shares.

3.
Revised Distribution Election Opportunity. Notwithstanding anything in the Plan to the contrary, certain Participants were given an opportunity to change their distribution elections for deferrals made in the 2005, 2006 and/or 2007 Plan Years, under the transitional guidance issued by the IRS under Code Section 409A. Participants made their distribution election changes during a period of time established by the Plan Administrator for this purpose. All such changes in deferral elections prohibited the acceleration of any payments into the current calendar year and were not subject to the one year and five year requirements provided for in Section 4.4(c).

4.
Liabilities Assumed by the Venerable Deferred Compensation Savings Plan. In connection with the Master Transaction Agreement by and among Voya Financial, Inc., VA Capital Company LLC (“Buyer Parent”) and Athene Holding Ltd., dated as of December 20, 2017 (the “MTA”), and Buyer Parent’s obligation under the MTA to establish a deferred compensation plan for the purpose of assuming all liabilities under the Plan for certain employees and former employees of the Company or the Affiliate who ceased to participate in the Plan, effective as of the Closing (as such term is defined in the MTA), the liabilities for these participants’ benefits were assumed by the deferred compensation plan established by the Buyer Parent (to be named the “Venerable Deferred Compensation Savings Plan”). On and after the Closing, the Company, the Plan, any directors, officers, or employees of the Company, and any successors thereto, shall have no further obligation or liability to any such participant with respect to any benefit, amount, or right due under the Plan.

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